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                                                                   Exhibit 3.1.1

 ROSS MILLER Secretary of State
 204 North Carson Street, Ste 1 Carson City,
 Nevada 89701-4299 (775) 684 5708
 Website: secretaryofstate.biz


CERTIFICATE OF CHANGE PURSUANT
     TO NRS 78.209

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
               --------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------


1. Name of corporation:
MIV Therapeutics Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

The authorized capital of the Corporation is currently 140,000,000 shares of common stock with a par value of one-tenth of a cent ($0.001) and 20,000,000 shares of preferred stock with a par value of one-tenth of a cent ($0.00 I).

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

The authorized capital of the Corporation after the change will be 230,000,000 shares of common stock with a par value of one-tenth of a cent ($0.001) and 20,000,000 shares of preferred stock with a par value of one-tenth of a cent ($0.001).

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

None

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None

7. Effective date of filing (optional):      Immediately
                                             (must not be later than 90 days
                                              after the certificate is filed)

8. Officer Signature:    /S/ MARK LANDY          Mark Landy, President
                        ----------------
                          Signature                    Title


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.